Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 *

In connection with the Annual Report of Guaranty Federal Bancshares, Inc. (the “Company”) on Form 10~~-~~-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carter Peters, Chief Financial Officer (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes~~-~~-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carter Peters

Carter Peters
Chief Financial Officer
(Principal Financial Officer)

March 30, 2011